                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                            USA EDUCATION, INC.
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                   SALLIE MAE
                                 NOTICE OF 2001
                                 ANNUAL MEETING
                              AND PROXY STATEMENT

                            YOUR VOTE IS IMPORTANT!

    Please complete and return the enclosed proxy card in the enclosed envelope or vote by phone or over the Internet.

                              USA Education, Inc.
                             11600 Sallie Mae Drive
                             Reston, Virginia 20193

                                                                   April 4, 2001

                            MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 10, 2001

Dear Shareholder:

    You are invited to attend USA Education, Inc.'s (formerly SLM Holding Corporation) Annual Meeting of Shareholders on Thursday, May 10, 2001 at
10:00 a.m. at the Corporation's offices located at 11100 USA Parkway, Fishers, Indiana, 46038. The Notice of the Annual Meeting of Shareholders and the Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

    YOUR PARTICIPATION IN THE ANNUAL MEETING IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, WE URGE YOU TO VOTE YOUR PROXY AT YOUR EARLIEST CONVENIENCE. This will help establish a quorum for the meeting and avoid the cost of further solicitation. We hope that you will be able to attend the meeting and encourage you to read the enclosed materials.

    We look forward to seeing you on May 10.

                                          Sincerely,

                                          [LOGO]

                                          Edward A. Fox
                                          Chairman of the Board of Directors

                              USA EDUCATION, INC.
                             11600 SALLIE MAE DRIVE
                             RESTON, VIRGINIA 20193

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 10, 2001

TIME........................      -      10:00 a.m., local time, on Thursday, May 10, 2001

PLACE.......................      -      11100 USA Parkway
                                         Fishers, Indiana 46038

ITEMS OF BUSINESS...........  At the Annual Meeting, shareholders will be asked to vote on the following items:
                                 (1)     Elect the Board of Directors for a term of one year;
                                 (2)     Amend the Corporation's Certificate of Incorporation to
                                         increase the number of authorized shares of common
                                         stock;
                                 (3)     Ratify the appointment of Arthur Andersen LLP as
                                         independent auditors for 2001; and
                                 (4)     Conduct other business if properly introduced.

RECORD DATE.................      -      You can vote if you were a shareholder on March 12,
                                         2001.

ANNUAL REPORT
  AND FORM 10-K.............      -      Our 2000 Annual Report and our 2000 Form 10-K, which are
                                         not part of the proxy soliciting material, are enclosed.

PROXY VOTING................      -      The Board of Directors solicits your proxy and asks you
                                         to vote your proxy at your earliest convenience to be
                                         sure your vote is received and counted. You may vote by
                                         mail, telephone or over the Internet, depending on how
                                         your share ownership is recorded. If you plan to attend
                                         the Annual Meeting, please check the box on the proxy
                                         card, make the appropriate telephone or Internet
                                         response or advise my office directly at (703) 810-7785.

                                                                    Mary F. Eure

                                                             Corporate Secretary

April 4, 2001

                              USA EDUCATION, INC.

                                    -------

                              2001 PROXY STATEMENT

                                    -------

                               TABLE OF CONTENTS

                                    -------

QUESTIONS AND ANSWERS ABOUT VOTING..........................      1
PROPOSAL 1--ELECTION OF DIRECTORS...........................      2
  Information Concerning Nominees...........................      3
  Description of Principal Business or Occupation...........      3
  Meetings of the Board.....................................      6
PROPOSAL 2--AMENDMENTS TO THE CORPORATION'S CERTIFICATE OF
  INCORPORATION.............................................      8
PROPOSAL 3--APPOINTMENT OF INDEPENDENT AUDITORS.............      9
COMMON STOCK INFORMATION....................................      9
  General Information.......................................      9
  Board and Management Ownership............................     10
  Principal Shareholders....................................     11
DIRECTOR COMPENSATION.......................................     11
EXECUTIVE OFFICERS..........................................     12
EXECUTIVE COMPENSATION......................................     13
  Report of the Compensation and Personnel Committee on
    Executive Compensation..................................     13
  Summary Compensation Table................................     16
  2000 Option Grant Table...................................     17
  2000 Option Exercises and Year-End Value Table............     17
  Pension Plan Benefits.....................................     18
  Employment Agreements.....................................     18
  Certain Relationships and Related Transactions............     19
REPORT OF AUDIT/FINANCE COMMITTEE...........................     19
STOCK PERFORMANCE GRAPH.....................................     20
OTHER MATTERS...............................................     20
  Solicitation Costs........................................     21
  Shareholder Proposals for 2002 Annual Meeting.............     21
  Section 16(a) Beneficial Ownership Reporting Compliance...     21
EXHIBIT A--Audit/Finance Committee Charter..................     22

                              USA EDUCATION, INC.

                            ------------------------

                       QUESTIONS AND ANSWERS ABOUT VOTING

WHO MAY VOTE?

    Only USA Education, Inc. shareholders who owned common stock at the close of business on March 12, 2001, the record date for the Annual Meeting, can vote. We refer to USA Education, Inc. as Sallie Mae or the Corporation.

HOW ARE MY VOTES COUNTED?

    In the election of directors, shares are entitled to cumulative voting, which means that each share of your common stock is entitled to the number of votes equal to the number of directors to be elected. As a result, each share is entitled to 16 votes in the election of directors.

    If you vote in person, you may cumulate your votes and give one nominee all of your votes or you may distribute your votes among the nominees in any manner. If you vote by proxy, your votes will be cast and cumulated so as to elect the maximum number of the nominees named on the proxy card, except that none of your votes will be cast for any nominee for whom you instruct that the vote be withheld. The 16 nominees who receive the greatest number of votes cast and entitled to be voted at the Annual Meeting will be elected.

    Approval of the amendment to the Corporation's Certificate of Incorporation requires the affirmative vote of at least a majority of shares outstanding on the record date, with each share of stock entitled to one vote. Abstentions and shares that are not voted, including shares for which a broker does not have discretionary voting authority, have the same effect as votes against this item.

    Approval of other matters at the Annual Meeting requires an affirmative vote of at least a majority of the votes present or represented and entitled to be voted on the matter, with each share of stock entitled to one vote. Abstentions have the same effect as votes against the matter. Shares that are not voted on a matter, including shares for which a broker does not have discretionary voting authority, do not affect the vote.

HOW DO I VOTE?

    You may vote in person at the Annual Meeting or you may vote by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting.

    The process of voting by proxy differs slightly, based on how your share ownership is recorded. Your share ownership is recorded in one of three ways: direct ownership, recorded by the stock transfer agent for the Corporation, the Bank of New York; beneficial ownership, recorded through a brokerage or bank account; or beneficial ownership, recorded by the Corporation's 401(k) Plan Trustee.

    If your ownership is recorded directly, you will receive a proxy card from the Bank of New York. If your share ownership is beneficial, your broker, bank and/or the 401(k) Plan Trustee will issue you a voting instruction form that you use to instruct them how to vote your shares. Your broker, bank or the 401(k) Plan Trustee must follow your voting instructions.

    If you receive a voting instruction card from your broker, bank or the 401(k) Plan Trustee, you may vote those shares telephonically by calling the telephone number shown on the voting form, or via the Internet at the web site shown on the voting form. A proxy card from the Bank of New York may be voted only by mail.

    Votes submitted via the Internet or by telephone must be received by 12:00 midnight, Eastern Standard Time, on May 9, 2001. Voting by returning a paper proxy, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. However, if your shares are held through a bank, broker or the 401(k) Plan and you wish to vote those shares in person at the Annual Meeting, you must obtain a legal proxy from your bank, broker or the 401(k) Plan Trustee.

HOW DO PROXIES WORK?

    Sallie Mae's Board of Directors is requesting your proxy. Giving the Board your proxy means that you authorize representatives of the Board to vote your shares at the Annual Meeting in the manner you direct. If you sign and return the enclosed proxy card or voting instruction form but do not specify how to vote, the Board of Directors will vote your shares in favor of all of the nominees for director, amendment of the Certificate of Incorporation and ratification of Arthur Andersen, LLP, as independent auditor. If you own shares through the 401(k) Plan, however, and do not vote your plan shares, the Trustee will vote your plan shares in the same proportion as other plan shares have been voted.

CAN I CHANGE MY VOTE?

    A shareholder whose ownership is recorded directly has the power to change or revoke a proxy prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Corporate Secretary prior to the meeting or by giving a later dated proxy. A shareholder whose shares are owned beneficially through a bank, broker, or the 401(k) Plan must contact that entity to change or revoke a previously given proxy.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    The Board of Directors, pursuant to the Corporation's Certificate of Incorporation, has determined that the number of directors of the Corporation will be 16 through May 2002, thereafter the maximum may not exceed 15. Accordingly, shareholders are asked to elect 16 directors to serve on the Board of Directors for a one-year term or until their successors are elected or appointed.

    Upon the recommendation of the Nominations and Governance Committee of the Board, the Board has nominated each of the current directors for reelection. Three of the nominees, Earl A. Goode, Barry L. Williams and James C. Lintzenich are nominated pursuant to the terms of the Corporation's acquisition of certain stock and assets of USA Group, Inc. ("USA Group"), under which the Corporation agreed to nominate for election three individuals selected by the USA Group Foundation, Inc. the successor in interest of USA Group.

INFORMATION CONCERNING NOMINEES

    Biographical information about each nominee as of February 28, 2001 is set forth below. Board service with the Corporation's predecessor entity, the Student Loan Marketing Association (the "GSE"), is included. There are no family relationships among the nominees and the executive officers of the Corporation.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE 16 NOMINEES NAMED BELOW. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THEIR PROXY CARD.

                                      DESCRIPTION OF PRINCIPAL BUSINESS OR OCCUPATION
      CHARLES L. DALEY          Director, Executive Vice President and Secretary of TEB
                                Associates, Inc., a real estate finance company, since 1992.
           Age 68               Mr. Daley was Executive Vice President and Chief Operating
 Director since July 5, 1995    Officer of First Peoples Financial Corporation, a bank
                                holding company, from 1987 to 1992 and Executive Vice
                                President and Chief Operating Officer of First Peoples Bank
                                of New Jersey, a state-chartered commercial bank, from 1984 to 1992.

WILLIAM M. DIEFENDERFER, III    President and Co-Founder, e-Numerate Solutions, Inc. and
                                since 1991, a partner with the law firm of Diefenderfer,
           Age 55               Hoover & Wood, Pittsburgh, PA. Previously, Mr. Diefenderfer
 Director since May 20, 1999    was Deputy Director of the Office of Management and Budget
                                from 1989 to 1991 by appointment of President Bush. During that period Mr. Diefenderfer also served on the Deputies
                                Committee of the National Security Council, as Chairman of
                                the President's Council on Management and Integrity, and as
                                Chairman of the President's Council on Improvement and
                                Efficiency. Mr. Diefenderfer has been a director of the GSE since August 1997, a director of Chart House Enterprises
                                since 1991, and was a member of the board of Trustees of
                                Dickinson College from 1992 to 1994.

    THOMAS J. FITZPATRICK       President and Chief Marketing and Administrative Officer.
                                Mr. Fitzpatrick joined the Corporation in 1998 as executive
           Age 52               vice president. Prior to joining Sallie Mae, Mr. Fitzpatrick
Director Since July 31, 2000    was president and chief executive officer of Equity One,
    and from July 1997 to       Inc., a consumer lending company, which he founded in 1990.
          May 1999              He served as vice chairman of Consumer Credit Co. from 1988 to 1989; president and chief operating officer of
                                Manufacturers Hanover Consumer Services (MHCS) from 1983 to
                                1988; and chief financial officer of MHCS from 1978 to 1983.
                                Mr. Fitzpatrick is currently a member of the Board of
                                Directors of MAB Paints, Inc.

        EDWARD A. FOX           Mr. Fox retired from the GSE in 1990 after serving as its
                                President and Chief Executive Officer since its inception in
           Age 64               1973. From 1990 until 1994, he was the Dean of the Amos Tuck
Director since July 31, 1997    School of Business Administration at Dartmouth College. Mr.
                                Fox is a director of Delphi Financial Group, Delphi
                                International Ltd., Greenwich Capital Management and New
                                England Financial. Mr. Fox serves as Trustee of the
                                University of Maine system and is a member of the Board and
                                President of the American Ballet Theatre.

                                      DESCRIPTION OF PRINCIPAL BUSINESS OR OCCUPATION
    DIANE SUITT GILLELAND       Deputy Director of the Illinois Board of Higher Education.
                                Previously, Dr. Gilleland was senior associate, Institute
           Age 54               for Higher Education Policy (1998-1999); senior fellow,
Director since March 25, 1994   American Council on Education, Washington, DC (1997);
                                director, Arkansas Department of Higher Education
                                (1990-1997) and chief finance officer for Arkansas Higher
                                Education (1986-1990). Dr. Gilleland is currently a director and on the Executive Committee of the GSE and previously
                                served by appointment of the President of the United States from 1994 to 1997. Dr. Gilleland serves on the boards of
                                several organizations and as an advisor to state, national and international higher education organizations.

        EARL A. GOODE           Formerly, president of GTE Information Services and GTE
                                Directories Corporation (1994 to 2000). Previously, Mr.
           Age 60               Goode held a number of positions within GTE, including
Director Since July 31, 2000    President of GTE Telephone Operations North and East;
                                President of GTE Telephone Company of the Southwest; and
                                Vice President-Operations, GTE Telephone Operations North.
                                Mr. Goode serves or has served on the Boards of Georgetown
                                College Foundation, Alma College, the Chase Bank of Texas,
                                N.A. -- Dallas, NBD Bank of Indiana, Meridian Insurance
                                Company, and Williams Manufacturing Company. He previously served on the Board of USA Funds, Inc. from 1994 to 2000.

       ANN TORRE GRANT          Strategic and Financial Consultant. Ms. Grant is an
                                independent director of Franklin Mutual Series, which is
           Age 42               part of the Franklin Templeton mutual fund complex; U.S.A.
Director since July 31, 1997    Floral Products, Inc., a floral distributor; Condor
                                Technology Solutions, Inc., an information technology
                                consulting firm; and Training Devices, Inc., an aircraft
                                simulator manufacturing and training company. Ms. Grant was a director of the GSE from 1997 to 2000. Ms. Grant was
                                Executive Vice President, Chief Financial Officer and
                                Treasurer of NHP Incorporated, a national real estate
                                services firm, from 1995 to 1997. Ms. Grant was Vice
                                President and Treasurer of USAirways from 1991 until 1995, and held other finance positions at USAirways from 1988
                                until 1991.

    RONALD F. HUNT, ESQ.        Attorney and private investor. Mr. Hunt retired from the GSE in 1990 after serving in a number of executive positions,
           Age 57               beginning in 1973. Mr. Hunt is a director and Vice Chairman
 Director since July 5, 1995    of the GSE; Chairman of the Board of Directors of the
                                National Student Clearinghouse, a not-for-profit corporation that provides loan status verification and other services
                                for participants in the federal student loan program; and a member of the Board of Directors of e-Numerate Solutions,
                                Inc., a software technology company.

                                      DESCRIPTION OF PRINCIPAL BUSINESS OR OCCUPATION
  BENJAMIN J. LAMBERT, III      Senator of the Commonwealth of Virginia since 1986. As a
                                Senator, Dr. Lambert focuses on education issues and is
           Age 64               Chairman of the General Government and Compensation
 Director since July 5, 1995    Subcommittee of the Senate's Finance Committee. Dr. Lambert
                                has been self-employed as an optometrist since 1962. Dr.
                                Lambert is a director of Consolidated Bank & Trust Company and Dominion Resources and was a director of the GSE from
                                1995 to 2000. Dr. Lambert is also Secretary of the Board of
                                Trustees of Virginia Union University, where he has served as a Trustee for over 15 years. Dr. Lambert is Secretary of the Medical College of Virginia Hospital Authority Board.

     JAMES C. LINTZENICH        President and Chief Operating Officer of the Corporation.
                                Chief Executive Officer and Vice Chairman of USA Group, Inc.
           Age 47               (from 1997 to 2000). Prior to 1997, Mr. Lintzenich served as
Director since July 31, 2000    Executive Vice President and Chief Operating Officer of USA
                                Group, which he joined in 1992. Mr. Lintzenich serves on the board of MetroBanCorp.

       ALBERT L. LORD           Vice Chairman and Chief Executive Officer of the Corporation
                                (1997-present). Previously, Mr. Lord was President and
           Age 55               principal shareholder of LCL Ltd., a Washington D.C. firm
 Director since July 5, 1995    that provided investment and financial consulting services.
                                Mr. Lord served as the Executive Vice President and Chief
                                Operating Officer of the GSE from 1990 to 1994. From July
                                1995 until August 1997, Mr. Lord was a director of the GSE.

       BARRY A. MUNITZ          President and Chief Executive Officer, The J. Paul Getty
                                Trust, Los Angeles, CA. Dr. Munitz formerly served as
           Age 59               Chancellor and Chief Executive Officer of the California
Director since July 31, 1997    State University System from 1991 to 1997. Dr. Munitz is
                                former Chair of the American Council on Education and Vice
                                Chair of the National Commission on the Cost of Higher
                                Education. He is a trustee of Princeton University, a
                                director of KB Home, and a member of the Executive Committee of Los Angeles' KCET Public Television Station. Dr. Munitz
                                also served as a director of SunAmerica Corp. from 1994 to
                                1998. He currently serves as a Fellow to the American
                                Academy of Arts and Sciences.

  A. ALEXANDER PORTER, JR.      Co-Founder and President of Porter, Felleman Inc., an
                                investment management company, since 1976. He is also
           Age 62               General Partner of Amici Associates, L.P. since 1976 and of
 Director since July 5, 1995    the Collectors' Fund since 1984. Amici and the Collectors'
                                Fund are investment partnerships in which Mr. Porter has
                                investment discretion to buy and sell securities. Mr. Porter was a director of the GSE from 1995 to 2000. He is a trustee of Davidson College in North Carolina, a founder and
                                director of Distribution Technology, Inc., a privately held company, and a trustee of The John Simon Guggenheim Memorial
                                Foundation.

                                      DESCRIPTION OF PRINCIPAL BUSINESS OR OCCUPATION
    WOLFGANG SCHOELLKOPF        Chief Executive Officer, Bank Austria Group's U.S.
                                operations. Formerly, Mr. Schoellkopf was Partner, Ramius
           Age 68               Capital Group (1996-1998), Vice Chairman and Chief Financial
Director since July 31, 1997    Officer of First Fidelity Bancorporation from 1990 until
                                1996. From 1963 to 1988, Mr. Schoellkopf was with The Chase
                                Manhattan Bank, most recently as Executive Vice President
                                and Treasurer. Mr. Schoellkopf is a director of PMW Capital
                                Management, LLC; Inner-City Scholarship Fund; and Marymount
                                University.

      STEVEN L. SHAPIRO         Certified Public Accountant and Personal Financial
                                Specialist. Mr. Shapiro is Chairman of Alloy, Silverstein,
           Age 60               Shapiro, Adams, Mulford & Co., an accounting firm, where he
 Director since July 5, 1995    has been employed since 1960, and has served on its board of directors since 1966. Mr. Shapiro is a member of the
                                executive advisory council of Rutgers University, the
                                American Institute of Certified Public Accountants and the
                                New Jersey Society of CPAs. Mr. Shapiro also serves on the board of the West Jersey Hospital Foundation (since 1993).
                                He was director of Carnegie Bancorp, a Princeton New Jersey bank from 1992 to 1998, the New Jersey Casino Reinvestment
                                Development Authority from 1992 to 1998, First Peoples
                                Financial Corp. from 1990 to 1992 and Vice Chairman of the
                                Board of Jefferson Bank of New Jersey from 1988 to 1990.

      BARRY L. WILLIAMS         President, Williams Pacific Ventures, Inc. and interim
                                President and CEO of the American Management Association
           Age 56               International. Previously, Mr. Williams held positions with
Director since July 31, 2000    Bechtel Group, where he served as managing principal of
                                Bechtel Investments, Inc. He previously served on the board of USA Funds from 1995 to 2000. Mr. Williams serves on the boards of PG&E Corporation, R. H. Donnelly & Company,
                                Northwestern Mutual Life Insurance Company, CH2M Hill,
                                Newhall Land & Farming Company, Synavant Inc., Simpson
                                Manufacturing Co., Inc., and Kaiser-Permanente. He is also a
                                General Partner with WDG Ventures, Inc. He has been
                                President of the Harvard Alumni Association and Lead Trustee
                                of the Willits Environmental Trust.

MEETINGS OF THE BOARD

    During 2000, the Board of Directors met seven times. Each of the incumbent directors attended at least 75 percent of the total number of meetings of the Board and committees on which they serve.

    The Board uses committees to assist it in the performance of its duties. Each committee has a charter approved by the Board, which sets forth the respective committee's functions and responsibilities. Shareholders may obtain a copy of a committee charter by contacting the Corporate Secretary. The present standing committees of the Board are the Audit/Finance Committee, the Compensation and Personnel Committee, the Nominations and Governance Committee, the Operations Committee, the Executive Committee and the Preferred Stock Committee. The purposes of the Audit/ Finance, Compensation and Personnel, and Nominations and Governance Committees, their current members, and the number of meetings held during 2000 are set forth below.

    AUDIT/FINANCE COMMITTEE. The Audit/Finance Committee assists the Board in fulfilling its responsibilities by providing oversight relating to (1) audit review and financial reporting functions, (2) assessment and management of certain business risks, (3) adequacy of internal controls,

(4) establishment of an effective audit function, and (5) capital management and funding strategy. A copy of the Committee's charter is attached as Exhibit A.

    Each member of the Audit/Finance Committee is an "independent director" as defined in the Corporation's By-laws and by the New York Stock Exchange. The current membership of the Audit/ Finance Committee, which held eight meetings in 2000, is as follows: William M. Diefenderfer, III, Chairman; A. Alexander Porter, Jr., Vice Chairman; Charles L. Daley; Ann Torre Grant; Benjamin J. Lambert, III; and Barry L. Williams.

    COMPENSATION AND PERSONNEL COMMITTEE. The Compensation and Personnel Committee assists the Board in fulfilling its responsibilities relating to human resources, compensation and benefit matters concerning the Corporation and its subsidiaries. The Committee makes recommendations to the Board as to compensation and other benefits for members of the Board, reviews annually the performance of the CEO and the executive officers of the Corporation and establishes compensation terms for such individuals, and generally oversees the programs and policies of the Corporation relating to compensation and the development and retention of capable management.

    Each member of the Committee is an "independent director" as defined by the Corporation's By-laws. The current membership of the Compensation and Personnel Committee, which held nine meetings in 2000, is as follows: Barry A. Munitz, Chairman; William M. Diefenderfer, III, Vice Chairman; Charles L. Daley; Earl A. Goode; Ann Torre Grant; Wolfgang Schoellkopf; and Steven L. Shapiro.

    NOMINATIONS AND GOVERNANCE COMMITTEE. The Nominations and Governance Committee assists the Board in establishing appropriate standards for the governance of the Corporation, the operations of the Board and the qualifications of directors, as well as proposing candidates for Board membership. The Committee reviews the composition, diversity and operation of the Board, and evaluates the performance and contributions of individual directors and the Board as a whole. The Committee considers nominees for election to the Corporation's Board of Directors at the annual meeting of shareholders. Shareholders may recommend candidates for nomination to the Corporation's Board by sending their recommendation to the Corporate Secretary.

    Each member of the Nominations and Governance Committee is an "independent director" as defined in the Corporation's By-laws. The current membership of the Nominations and Governance Committee, which held eight meetings in 2000, is as follows: Benjamin J. Lambert, III, Chairman; Diane Suitt Gilleland, Vice Chairman; A. Alexander Porter, Jr.; and Barry L. Williams. In addition, the Nominations and Governance Committee has invited Ronald F. Hunt to attend its meetings as a non-voting participant.

    PROPOSAL 2--AMENDMENTS TO THE CORPORATION'S CERTIFICATE OF INCORPORATION

    The Board of Directors recommends that shareholders consider and vote in favor of a proposal to amend the Corporation's Certificate of Incorporation (the "Charter") to increase the authorized number of shares of the Corporation's common stock from 250,000,000 shares to 375,000,000 shares. As of March 12, 2001, 162,933,604 shares were issued and outstanding out of the currently authorized 250,000,000 shares and, after taking into account shares reserved for issuance upon the exercise of the Corporation's stock options and warrants, and shares reserved for equity forward transactions to achieve favorable accounting treatment, approximately 52,608,698 shares of common stock were available for issuance. The text of the first sentence of Article 4 of the Charter, as it is proposed to be amended, is as follows:

    The total number of shares of stock which the Corporation shall have authority to issue is 395,000,000 shares of capital stock, consisting of
    (i) 375,000,000 shares of common stock, par value $.20 per share (the "Common Stock"), and (ii) 20,000,000 shares of preferred stock, par value $.20 per share (the "Preferred Stock").

    The purpose of the increase in authorized shares is to provide additional shares of common stock that could be issued for corporate purposes without further shareholder approval unless required by applicable law or regulation. The Corporation currently expects that reasons for issuing or reserving additional shares of common stock will include effecting acquisitions of other business or properties, establishing strategic relationships with other companies, securing additional financing for the operation of the Corporation through the issuance of additional shares or other equity-based securities, paying stock dividends, subdividing outstanding shares through stock splits, providing equity incentives to employees, officers or directors, and achieving favorable accounting treatment for equity forward contracts. The Board of Directors believes that it is in the best interests of the Corporation to have additional shares of common stock authorized at this time to alleviate the expense and delay of holding a special meeting of stockholders to authorize additional shares of common stock when the need arises.

    The additional shares for which authorization is sought will be identical to the shares of common stock now authorized and outstanding, and this proposal will not affect the rights of holders of the common stock. No additional action or authorization by shareholders would be necessary prior to the issuance of additional shares unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the common stock is then listed or quoted. Under the Charter, shareholders do not have preemptive rights with respects to common stock. Thus, should the Board of Directors elect to issue additional shares of common stock, existing shareholders would not have any preferential rights to purchase the newly issued shares. Within the limits imposed by applicable law and the rules of the New York Stock Exchange, shares of common stock could be issued in one or more transactions. An issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock and diluting the stock ownership of persons seeking to obtain control of the Corporation.

    The amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the proposal, and the Corporation's Charter imposes some limitations on the Board's ability to adopt such measures. The amendment therefore may have the effect of discouraging unsolicited attempts to take over or change control of the Corporation. The Board of Directors is not aware of any attempt to take over or change control of the Corporation, however, and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device, although it has the ability to utilize the additional shares or to take other actions that may have that effect or intent in the future if it believes the interests of the stockholders would be served thereby.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the shares of common stock of the Corporation outstanding on March 12, 2001 is required to amend the Charter.

BOARD RECOMMENDATION

    The Board of Directors of the Corporation recommends a vote FOR approval to amend the Charter.

                PROPOSAL 3--APPOINTMENT OF INDEPENDENT AUDITORS

    The independent public accounting firm of Arthur Andersen LLP, which has served as auditor for the Corporation since October 23, 1997, has been selected by the Board as independent financial auditor for 2001. This proposal is put before the shareholders because the Board believes that it is a good corporate practice to seek shareholder ratification of the selection of independent auditors.

    THE APPOINTMENT OF INDEPENDENT AUDITORS IS APPROVED ANNUALLY BY THE BOARD OF DIRECTORS BASED UPON THE RECOMMENDATION OF THE AUDIT/FINANCE COMMITTEE. IF THE APPOINTMENT OF ARTHUR ANDERSEN LLP IS NOT RATIFIED, THE BOARD WILL EVALUATE THE BASIS FOR THE SHAREHOLDERS' VOTE WHEN DETERMINING WHETHER TO RENEW THE FIRM'S ENGAGEMENT OR EXPAND THE SCOPE OF SERVICES THE FIRM PROVIDES.

    REPRESENTATIVES OF ARTHUR ANDERSEN LLP ARE EXPECTED TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS AND TO RESPOND TO APPROPRIATE QUESTIONS FROM SHAREHOLDERS PRESENT AT THE MEETING, AND WILL HAVE AN OPPORTUNITY TO MAKE A STATEMENT IF THEY DESIRE TO DO SO.

    AUDIT FEES. THE AGGREGATE FEES BILLED FOR PROFESSIONAL SERVICES RENDERED BY ARTHUR ANDERSEN LLP FOR 2000 FOR THE AUDIT OF THE CORPORATION'S ANNUAL FINANCIAL STATEMENTS FOR 2000 AND THE REVIEWS OF THE FINANCIAL STATEMENTS INCLUDED IN THE CORPORATION'S FORMS 10-Q FOR 2000 WERE $1,043,000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. THE AGGREGATE FEES BILLED FOR 2000 FOR PROFESSIONAL SERVICES RENDERED BY ARTHUR ANDERSEN LLP FOR FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION WERE $10,000.

    ALL OTHER FEES. THE AGGREGATE FEES BILLED FOR PROFESSIONAL SERVICES RENDERED BY ARTHUR ANDERSEN LLP FOR 2000 FOR SERVICES OTHER THAN THOSE DESCRIBED ABOVE, INCLUDING TAX OUTSOURCING AND CONSULTING AND INTERNAL AUDIT OUTSOURCING, WERE $3,470,000.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to be voted at the Annual Meeting is required to ratify the appointment of Arthur Andersen LLP. Unless marked to the contrary, proxies received will be voted FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for 2001.

BOARD RECOMMENDATION

    The Board of Directors of the Corporation recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for 2001.

                            COMMON STOCK INFORMATION

GENERAL INFORMATION

    At December 31, 2000, 164,144,845 of the Corporation's common stock par value $.20 per share, were outstanding. At March 12, 2001, the record date, 162,933,604 shares of common stock were outstanding and eligible to be voted. The common stock is listed on the New York Stock Exchange, under the symbol "SLM."

BOARD AND MANAGEMENT OWNERSHIP

    The following table provides information regarding shares owned by each nominee to the Board of Directors and executive officer of the Corporation at February 28, 2001.

                                                                                       TOTAL
                                                                       VESTED       BENEFICIAL     PERCENT OF
                                             SHARES (1)              OPTIONS (2)   OWNERSHIP (3)     CLASS
                                             ----------              -----------   -------------   ----------
DIRECTOR NOMINEES
Charles L. Daley (4).......................     27,892                   49,000         76,892           *
William M. Diefenderfer, III...............      6,090                   45,800         51,980           *
Thomas J. Fitzpatrick......................    272,216                  168,257        440,473           *
Edward A. Fox (4)..........................    214,656                   52,500        267,156           *
Diane Suitt Gilleland......................     21,004                   59,775         80,779           *
Earl A. Goode..............................      2,380                        0          2,380           *
Ann Torre Grant............................     16,779                   35,000         51,779           *
Ronald F. Hunt (4).........................     37,896                   35,000         72,896           *
Benjamin J. Lambert, III...................     20,957                   35,000         55,957           *
James C. Lintzenich........................     50,000                        0         50,000           *
Albert L. Lord (5).........................    356,940                  357,408        714,348           *
Barry A. Munitz............................     25,079                   35,000         60,079           *
A. Alexander Porter, Jr. (4)...............    189,667                  144,000        333,667           *
Wolfgang Schoellkopf (4)...................      8,840                   90,000         98,840           *
Steven L. Shapiro..........................     26,118                   49,000         75,118           *
Barry L. Williams..........................      2,181                        0          2,181           *

Total Percentage Increase in Share
  Ownership from 2000 Proxy Statement......                   84%

NAMED EXECUTIVE OFFICERS
Albert L. Lord (5).........................    356,940       149%       357,408        714,348           *
Thomas J. Fitzpatrick......................    272,216       140%       168,257        440,473           *
James C. Lintzenich........................     50,000       N/A              0         50,000           *
J. Paul Carey..............................    156,604       132%       170,479        327,083           *
Robert R. Levine...........................     42,376        49%       310,000        352,376           *

DIRECTORS AND EXECUTIVE OFFICERS AS A
  GROUP (6)................................  1,607,039                2,022,561      3,629,600        2.23%

Total Percentage Increase in Share
  Ownership from 2000 Proxy Statement......                   96%

------------------------

*   Less than one percent

(1) Shares held directly or indirectly by the individual, including shares credited to Corporation-sponsored retirement plans.

(2) Shares that may be acquired within 60 days through the exercise of stock options.

(3) Total of columns 1 and 2. Except as otherwise indicated and subject to community property laws, each owner has sole voting and sole investment power with respect to the shares listed.

(4) Mr. Daley's share ownership includes 875 shares held through a limited partnership, in which he owns a 50% interest. Mr. Fox's share ownership includes 14,000 shares held in a charitable remainder trust. Mr. Hunt's share ownership includes 525 shares held solely in his wife's name.
    Mr. Porter's share ownership includes 187,000 shares over which he shares investment and voting control through two limited partnerships of which he is a general partner. Mr. Schoellkopf's share ownership includes 5,000 shares held through a limited partnership of which he is the sole general partner.

(5) Mr. Lord's reported ownership does not include 25,000 shares of Restricted Stock Units described in the Executive Compensation section of this Proxy Statement.

(6) Includes the director nominees and Named Executive Officers listed above plus two other executive officers.

PRINCIPAL SHAREHOLDERS

    To the Corporation's knowledge, the following institutions were beneficial owners of 5% or more of the Corporation's outstanding common stock on March 12, 2001. The holdings reported below are based solely on Schedules 13G filed with the Securities and Exchange Commission as of December 31, 2000. The Corporation is not aware of any other beneficial owner who became the beneficial owner of 5% or more of the Corporation's common stock between December 31, 2000 and March 12, 2001.

                                                                    OWNERSHIP
                                                                  PERCENTAGE AT
NAME AND ADDRESS OF BENEFICIAL OWNER               SHARES(1)    DECEMBER 31, 2000
------------------------------------               ----------   -----------------
Capital Group International, Inc.(2)               18,142,380         11.06%
  11100 Santa Monica Blvd.
  Los Angeles, CA 90025
Capital Research and Management                    14,062,000          8.57%
  Company(3)
  333 South Hope Street
  Los Angeles, CA 90071
FMR Corp(4)                                        17,387,732         10.60%
  82 Devonshire Street
  Boston, MA 02109

------------------------

(1) Except as indicated, each institution has sole investment power with respect to the shares listed.

(2) Capital Guardian Trust Company, a subsidiary of Capital Group
    International, Inc., beneficially owns 13,863,930 shares and has sole power to vote 9,939,730 of these shares and dispose of 13,863,930 shares.

(3) Capital Research and Management Company, a registered investment adviser, does not have sole or shared power to vote any of these shares; although it has sole investment power over all the shares.

(4) Fidelity Management and Research Company, a wholly-owned subsidiary of FMR Corp., beneficially owns 16,627,600 or 10.135% of the shares outstanding, does not have investment power over any of the shares, but may vote all of the shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., beneficially owns 199,172 or 0.121% of the shares outstanding. FMR Corp. has sole power to vote 145,072 of these 199,172 shares. Fidelity International Limited beneficially owns 560,960 of the shares included herein, over which it has sole voting power.

                             DIRECTOR COMPENSATION

    In 1997, the Corporation established an exclusively equity-based director compensation plan and eliminated annual cash retainers, meeting fees and retirement benefits. The Board of Directors believes that all-equity compensation best aligns director and shareholder interests.

    Generally, each non-employee director is compensated for services in the fiscal year in the form of an option grant established by the board. The Chairman receives an option grant covering 30,000 shares of the Corporation's common stock, the lead independent director receives a grant covering 25,000 shares, and other directors receive a grant covering 20,000 shares. These options vest upon the later of: 1) the Corporation's common stock reaching a closing price representing, an increase of 20 percent over the exercise price (fair market value on the date of grant) for five trading days; or
2) separation from service from the Board, whichever occurs first. The options also vest on the fifth anniversary of their grant date. Options are granted at the start of the year but are cancelled if the optionee is not elected to the Board at that year's Annual Meeting.

    In July 2000, upon their appointment to the Board on account of the acquisition of the USA Group, Mr. Williams and Mr. Goode were each granted options covering 20,000 shares. The options have an exercise price of $43.0625 and vested during the year, when the share price closed 20 percent above the exercise price for five trading days. Mr. Diefenderfer did not receive an option grant in 2000 because he received a 3-year grant upon joining the Corporation's board in 1999.

    Directors are eligible to receive replacement options upon the exercise of vested options as described in the Executive Compensation section of this Proxy Statement. Directors who receive replacement options, but fail to hold shares acquired through the exercise of the original options for at least one year or sell shares such that his/her ownership drops below 5,000, are not eligible for certain future option grants. In 2000, this program resulted in options for 29,980 shares being granted to Mr. Munitz; 15,947 shares being granted to Mr. Williams; 57,834 shares being granted to Mr. Fox; 40,303 shares being granted to Mr. Shapiro; 7,187 shares being granted to Mr. Diefenderfer; 39,318 shares being granted to Mr. Daley; 15,659 shares being granted to Mr. Goode; and 27,626 shares being granted to Mr. Schoellkopf.

    The Corporation's non-employee directors are provided with $50,000 of life insurance, are covered by a travel insurance plan while traveling on Corporation business and may receive a $1,500 per diem payment for additional work. No such payments were made to directors in 2000. Neither Mr. Lord, Mr. Fitzpatrick, nor Mr. Lintzenich receive any separate compensation for their service on the Board and were not recipients of the above-described options.

                               EXECUTIVE OFFICERS

    Biographical information about each Named Executive Officer as of February 28, 2001 is as follows:

    Albert L. Lord, 55, was named Vice Chairman and Chief Executive Officer of the Corporation in August 1997. From 1994 to 1997, Mr. Lord was President and principal shareholder of LCL, Ltd., A Washington, DC firm that provided investment and financial consulting services. From 1990 to 1994, Mr. Lord was Executive Vice President and Chief Operating Officer of the GSE. From July 1995 until August 1997, Mr. Lord was a director of the GSE.

    Thomas J. Fitzpatrick, 52, President and Chief Marketing and Administrative Officer, was appointed as an executive officer of the Corporation in September 1998. From July 1997 until May 1999 he served as a director of the Corporation. Before joining the Corporation's executive management team, Mr. Fitzpatrick was the founder, President, Chief Executive Officer and Director of Equity One, Inc., a consumer lending company, established in 1990.
Mr. Fitzpatrick was Vice Chairman of Consumer Credit Co. from 1988 until 1989. From 1983 until 1988, Mr. Fitzpatrick was President and

Chief Operating Officer of Manufacturers Hanover Consumer Services, where he had been employed since 1978. He currently serves on the board of directors of MAB Paints.

    James C. Lintzenich, 47, President and Chief Operating Officer, was appointed as an executive officer of the Corporation in July 2000. Before joining the Corporation, Mr. Lintzenich was Chief Executive Officer and Vice Chairman of USA Group, Inc. Mr. Lintzenich joined USA Group, Inc. in December 1982 and was elected to USA Group's board in 1990. Mr. Lintzenich currently serves on the boards of MetroBanCorp and Lumina Foundation for Education.

    J. Paul Carey, 41, Executive Vice President, was appointed as an executive officer of the Corporation in August 1997. Mr. Carey is also President and a director of the GSE. From 1994 to 1997, Mr. Carey was an officer and shareholder of LCL, Ltd., a Washington, DC firm that provided consulting services in investment and financial services. From 1990 to 1994, Mr. Carey was Vice President, Institutional Finance of the GSE.

    Robert R. Levine, 45, Executive Vice President, was appointed as an executive officer in January 1998. From 1990 to 1997, Mr. Levine was Vice President and Treasurer of the GSE. Mr. Levine joined the GSE in 1981.

                             EXECUTIVE COMPENSATION

    This section includes (1) a report made by the Compensation and Personnel Committee (the "Compensation Committee" or "Committee") regarding the Corporation's executive compensation policy; (2) a summary presentation in tabular form of executive compensation; (3) a summary of 2000 stock option grants to Named Executive Officers; (4) a valuation of option exercises during the year and remaining option holdings for Named Executive Officers; and
(5) descriptions of pension plan benefits, certain employment arrangements and related transactions.

    REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE ON EXECUTIVE COMPENSATION

    The Corporation's executive compensation program is administered by the Compensation Committee of the Board of Directors. In this role, the Committee sets compensation for the CEO and the senior management team and administers the Management Incentive Plan and other stock-based compensation programs. The Committee is composed entirely of non-employee independent directors, as defined in the Corporation's By-laws. The Committee utilizes the services of an independent compensation consulting firm in establishing executive and director compensation.

    COMPENSATION POLICY. The Corporation's executive compensation policy is based on a belief that compensation tied to corporate performance and share price will enhance shareholder value. To implement this policy, the Committee strives to strike a balance between fixed compensation, in the form of base salary, and "at risk" compensation, in the form of annual bonuses based on the attainment of corporate and individual goals and long-term compensation in the form of stock-based awards.

    Another goal is to offer a total compensation potential that is competitive with that offered at peer companies, which are selected financial services corporations, some of which are listed in note 1 to the Stock Performance Graph. The total compensation package at the Corporation is designed, however, to attract and to retain executive officers who are entrepreneurial and desire a "risk and reward" compensation structure that is based on ownership principles, not the traditional employee-employer relationship. To this end, the 2000 base salary for Mr. Lord was at or below the 25th percentile for base salaries for CEO's at selected financial services corporations, while the potential total cash compensation was above the median.

    To further promote the principle of executives as owners, the Corporation adopted stock ownership guidelines in January 1999. The three-year target ownership levels are:

                         STOCK OWNERSHIP AS A
      POSITION          MULTIPLE OF BASE SALARY
---------------------   -----------------------
      CEO                          10 X salary
   President                       10 X salary
      EVP                          10 X salary
      SVP                           7 X salary

    Performance stock and options, including vested options, are not counted in calculating stock ownership.

    As of February 28, 2001, each officer has achieved compliance with his or her ownership guidelines, with the exception of those officers who in the last year joined the Corporation from USA Group. It is anticipated that these officers will achieve their ownership goals over the next 3 years.

    In order to assist the executive officers in meeting their share ownership targets, the Corporation adopted a replacement option program in 1999 with respect to certain previously issued and newly issued options. The program also applies to Board members. This program recognizes the fact that option exercises typically reduce the option holders' total potential investment in the Corporation's common stock, discouraging conversion of option positions into ownership positions. Under the replacement program, officers and directors are eligible to receive new options upon their exercise of vested options in an amount equal to the number of shares needed to pay the exercise price for the original option. Replacement options carry an exercise price equal to the fair market value of the Corporation's common stock on the date of their grant and vest one year from the grant date. The term of replacement options equal the remaining term of the underlying options. If any officer fails to hold shares acquired through the exercise of the original option for at least one year (and for senior officers subject to the share ownership guidelines explained above, until they reach their ownership targets), eligibility for future option grants may be adversely affected. This program was successful in increasing the share ownership of Board members and senior management in 2000.

    BASE SALARY. Consistent with its goal of emphasizing "at risk" compensation, the Committee did not increase base salary for Named Executive Officers for 2000, with the exception of an adjustment for Mr. Fitzpatrick and Mr. Levine effective as of January 2000. In establishing salaries, the Committee reviewed the salaries of executives at peer companies at levels that the Committee considered to be comparable to the Corporation's. Mr. Lord's salary for 2000 was below the 25th percentile for salaries paid to chief executive officers at the Corporation's peer companies. The Committee set base salaries for other executive officers at levels below the average base salaries at the selected peer companies. Accordingly, a significant portion of each executive officer's cash compensation is subject to the achievement of goals as set forth in the Corporation's performance-based compensation program.

    PERFORMANCE BONUSES. The Compensation Committee believes that executive officer bonuses should be tied to satisfaction of specified performance criteria. For 2000, the Compensation Committee established a bonus program under the shareholder-approved Management Incentive Plan, pursuant to which bonuses could be earned based in part on corporate performance. The terms of the program establish the overall corporate goals that must be achieved before a bonus is earned and the maximum bonus amount that may be earned in any one year. The Committee may use its discretion to reduce payments below that amount. The corporate goals used by the Committee to measure success for purposes of awarding bonuses in 2000 were "core cash basis" earnings per share growth, "core cash basis" net income growth, loan acquisition volume and control channel origination volume. (Core cash basis earnings exclude any gain on sale from securitizations and any subsequent servicing or securitization revenue and the effect of any floor income and certain one-time gains on sales of investment securities and student loans.) The Corporation's performance surpassed each goal. With respect to individual performance achievement, the Committee favorably considered Mr. Lord's role in negotiating and successfully executing Sallie Mae's acquisition of USA Group and Student Loan Funding Resources, which significantly broadened the Corporation's revenue and customer base. Mr. Lord's bonus was also based on success in containing the Corporation's operating expenses and cost of funds, strengthening the Corporation's overall capital position, and growing it's control channel student loan volume.

    The Committee directed that a portion of Mr. Lord's 2000 bonus be awarded in the form of Sallie Mae Restricted Stock Units, as a retention tool. This component of Mr. Lord's annual bonus is more fully explained in the Summary Compensation Table. The Compensation Committee approved other executive officer performance bonuses, as recommended by Mr. Lord, based on his assessment of individual performance and on relative compensation levels within the executive officer ranks. Consistent with the Compensation Committee's preference for equity-oriented compensation, a minimum of 40 percent of each executive officer's annual bonus (on a pre-tax or after-tax basis at the election of the executive) was awarded in the form of Sallie Mae common stock.

    STOCK OPTIONS AND PERFORMANCE STOCK. The Compensation Committee believes that stock options provide an appropriate incentive to promote long-term stable growth while aligning executives' interests with those of shareholders. In January 2000, the Compensation Committee granted options to Mr. Lord and other members of the senior management team. These option grants introduced an annual option grant program for the Corporation's officers. Prior to these grants, the Corporation had not made any option grants to senior management since 1997, except for grants to newly-hired executives. The options granted in January 2000 vest upon the stock price reaching 120% of the grant price, but no earlier than 12 months from their grant date. The options also vest on the fifth anniversary of their grant date, or upon a change in control of the Corporation. If options vest upon a change in control and, as a result, an executive becomes subject to excise taxes, the Corporation will make certain tax gross-up payments on behalf of the executive.

    Also in 2000, the Compensation Committee granted to Mr. Lintzenich options for 700,000 shares and agreed to grant 200,000 shares of performance stock, with vesting criteria based on performance goals tied to his business responsibilities in connection with the acquisition of the USA Group.

    SECTION 162(M).  Section 162(m) of the Internal Revenue Code limits to
$1 million the deductibility of compensation paid to each of the Corporation's five Named Executive Officers, unless the compensation satisfies one of the exceptions set forth in the Code, which includes an exception for "performance-based compensation." The Compensation Committee generally attempts to have significant aspects of performance-based compensation that it awards qualify under Section 162(m), although it recognizes that situations may arise where other considerations may prevail over obtaining such qualification. The Compensation Committee believes that the compensation that the Corporation's Named Executive Officers received under the 2000 Management Incentive Plan and will realize upon exercise of stock options or upon vesting of performance shares granted to them will qualify as "performance-based compensation," and therefore will not be subject to the $1 million limitation.

COMPENSATION AND PERSONNEL COMMITTEE

BARRY A. MUNITZ, CHAIRMAN
WILLIAM M. DIEFENDERFER, III, VICE CHAIRMAN
CHARLES L. DALEY
EARL A. GOODE
ANN TORRE GRANT
WOLFGANG SCHOELLKOPF
STEVEN L. SHAPIRO

SUMMARY COMPENSATION TABLE

    The tables below set forth certain compensation information for the Corporation's Chief Executive Officer and the Corporation's next four most highly compensated executive officers employed by the Corporation at the end of the 2000 fiscal year (collectively, the "Named Executive Officers").

                                                                    LONG-TERM COMPENSATION
                                                                   ------------------------
                                      ANNUAL COMPENSATION                        SECURITIES
                                --------------------------------   STOCK BASED   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR      SALARY     BONUS(1)     AWARD($)      OPTIONS     COMPENSATION(2)
---------------------------     --------   --------   ----------   -----------   ----------   ---------------
Albert L. Lord................    2000     $650,000   $3,000,000   $1,571,875(3)  463,691(4)      $39,000
Chief Executive Officer           1999      650,000    1,600,000           --          --          39,000
  And Vice Chairman               1998      325,000    1,000,000           --          --          20,077

Thomas J. Fitzpatrick.........    2000     $500,000   $2,500,000   $2,153,125(5)  200,000         $30,000
  President                       1999      400,000    1,086,000       58,289          --          16,062
                                  1998      100,000(6)    748,700(7)  3,425,480   500,000              --

James C. Lintzenich...........    2000     $192,308(8) $1,000,000  $2,153,125(5)  700,000         $ 5,770
  President

J. Paul Carey.................    2000     $400,000   $  500,000   $  430,625(5)  179,251(4)      $24,000
  Executive Vice President        1999      400,000      750,000           --          --          21,251
                                  1998      275,000      600,000    1,118,750     150,000          16,962

Robert R. Levine..............    2000     $275,000   $  600,000   $       --     100,000         $16,800
  Executive Vice President        1999      200,000      420,000           --          --          15,385
                                  1998      200,000      314,500           --          --          12,376

------------------------

(1) Bonus is the amount earned for the year indicated and is typically paid in the following year.

(2) Employer matching contributions under the Sallie Mae 401(k) Savings Plan and the Sallie Mae Supplemental 401(k) Savings Plan.

(3) Amount reflects the market value of 25,000 shares of Sallie Mae stock on the date of award as Restricted Stock Units (RSUs), as part of Mr. Lord's 2000 bonus payment under the Management Incentive Plan. The RSUs are compensation for service successfully performed in 2000. However, the Compensation Committee placed additional restrictions on the RSUs as a retention tool. All of the RSUs are forfeited by Mr. Lord if he voluntarily leaves employment prior to January 25, 2002, and one-half of the RSUs are forfeited if Mr. Lord voluntarily leaves employment on or after January 25, 2002, but prior to January 25, 2003. Dividends accrue on the RSUs. The value of the RSUs as of December 31, 2000 was $1,700,000.

(4) Options granted under the replacement option program.

(5) Amounts reflect the grant date value of performance shares awarded to Mr. Fitzpatrick: 50,000, 25,000, 50,000; Mr. Lintzenich: 50,000 and
    Mr. Carey 10,000 and 25,000. These shares have vested or vest upon the achievement of corporate performance goals. No other Named Executive Officer held any restricted stock as of the end of 2000. The value of unvested performance stock as of December 31, 2000 for Messrs. Fitzpatrick, Lintzenich and Carey was $5,950,000, $3,400,000 and $1,530,000,
    respectively.

(6) Salary paid for service from October 1 through December 31, 1998, at a salary of $400,000 per year for Mr. Fitzpatrick.

(7) Included in this amount is a payment of $165,700 by the Corporation to Mr. Fitzpatrick to reimburse him for the tax liability he incurred as a result of his early withdrawal from the Equity One, Inc. Deferred Compensation Plan.

(8) Salary paid for service from August 5 through December 31, 2000, at a salary of $500,000 per year for Mr. Lintzenich.

2000 OPTION GRANT TABLE

                                                                                               % OF TOTAL
                                                                                                OPTIONS
                                                                                  NUMBER OF     GRANTED
                                                                                  SECURITIES       TO
                                                                       MARKET     UNDERLYING   EMPLOYEES    GRANT DATE
                                   GRANT     EXPIRATION   EXERCISE    PRICE ON     OPTIONS     IN FISCAL      PRESENT
NAME                                DATE        DATE       PRICE     GRANT DATE    GRANTED        YEAR         VALUE
----                              --------   ----------   --------   ----------   ----------   ----------   -----------
Albert L. Lord..................   1/13/00     1/13/10     $43.00      $43.00      225,000        2.41%     $ 4,706,550
                                  11/15/00     8/13/07     $55.00      $55.00      238,691        2.56%     $ 5,391,552

Thomas J. Fitzpatrick...........   1/13/00     1/13/10     $43.00      $43.00      175,000        1.88%     $ 3,660,650
                                   6/14/00     6/14/10     $38.00      $38.00       25,000         .27%     $   449,675

James C. Lintzenich.............   6/14/00     6/14/10     $38.00      $38.00      700,000        7.50%     $12,590,900

J. Paul Carey...................   1/13/00     1/13/10     $43.00      $43.00      100,000        1.07%     $ 2,091,800
                                   6/14/00     6/14/10     $38.00      $38.00       10,000         .11%     $   179,870
                                   11/1/00     8/13/07     $57.56      $57.56       34,894         .37%     $   829,116
                                   11/8/00     8/13/07     $58.13      $58.13        9,480         .10%     $   226,297
                                  11/15/00     8/13/07     $55.00      $55.00       24,877         .27%     $   561,922

Robert R. Levine................   1/13/00     1/13/10     $43.00      $43.00      100,000        1.07%     $ 2,091,800

    "Grant Date Present Value" represents a hypothetical present value under the Black-Scholes Option Pricing Model, calculated using the following assumptions: a term equaling the term of the option, a risk-free interest rate based on the appropriate term Treasury Receipt Rate ranging from 6.04% to 6.91%, a weighted average 5-year historical dividend yield ranging from 1.49% to 1.56%, and annual stock price volatility ranging from 34.33% to 35.23%.

    These options vest upon the stock price reaching 120% of the grant price, but no earlier than 12 months from their grant date. The options also vest on the fifth anniversary of their grant date or upon a change in control of the Corporation. If options vest upon a change in control and, as a result, an executive becomes subject to excise taxes, the Corporation will make certain gross-up payments on behalf of the executive.

2000 OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                               SHARES                          OPTIONS AT 12/31/00           OPTIONS AT 12/31/00
                             ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                          EXERCISE       REALIZED      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         -----------   -------------   -----------   -------------   -----------   -------------
Albert L. Lord.............    347,459     $6,228,654.27     356,040        813,692      $10,234,008    $18,759,222
Thomas J. Fitzpatrick......          0     $          --     386,629        384,962      $ 7,860,818    $ 8,816,030
James C. Lintzenich........          0     $          --           0        700,000      $        --    $21,000,000
J. Paul Carey..............    100,000     $1,747,347.50     233,332        345,919      $ 5,721,375    $ 7,874,997
Robert R. Levine...........          0     $          --     179,885        170,001      $ 5,504,992    $ 4,506,271

    During the year, Named Executive Officers who exercised stock options held all shares acquired from the exercise after selling only the number of shares necessary to cover the cost of an exercise (including taxes). This entitled the Named Executive Officers to grants of replacement options and accomplished a corporate objective of encouraging option holders to become shareholders. The table above sets forth information on the number and the value of exercisable and unexercisable stock options held by the Named Executive Officers as of the fiscal year-end (calculated by the difference between the Corporation's fiscal year-end stock price and the option's exercise price), based upon a year-end stock price of $68.00 per share.

PENSION PLAN BENEFITS

                        ANNUAL NORMAL RETIREMENT BENEFIT
                  CALCULATED AS A SINGLE LIFE ANNUITY (AGE 62)

                                    YEARS OF SERVICE
    FINAL AVERAGE       -----------------------------------------
    COMPENSATION           15         20         25         30
---------------------   --------   --------   --------   --------
     $  500,000         159,573    212,764    265,955    319,146
        600,000         192,573    256,764    320,955    385,146
        700,000         225,573    300,764    375,955    451,146
        800,000         258,573    344,764    430,955    517,146
        900,000         291,573    388,764    485,955    583,146
      1,000,000         324,573    432,764    540,955    649,146
      1,100,000         357,573    476,764    595,955    715,146
      1,200,000         390,573    520,764    650,955    781,146
      1,300,000         423,573    564,764    705,955    847,146

    Under the Corporation's regular and supplemental pension plans, participants accrue benefits under a cash balance formula. Under the formula, each participant has an account, for record keeping purposes only, to which credits are allocated each payroll period based on a percentage of the participant's compensation for the current pay period. The applicable percentage is determined by the number of years of service the participant has with the Corporation. If an individual participated in the Corporation's prior pension plan as of September 30, 1999 and met certain age and service criteria, the participant ("grandfathered participant") will receive the greater of the benefits calculated under the prior plan, which uses a final average pay plan method, or under the cash balance formula. Mr. Lord, Mr. Carey and Mr. Levine qualify as grandfathered participants. Through December 31, 2005, Mr. Lintzenich's benefit accrues under a formula, grandfathered from the USA Group transaction, that takes into account compensation and age.

    THE CORPORATION'S SUPPLEMENTAL PENSION PLAN ASSURES THAT PARTICIPANTS RECEIVE THE FULL AMOUNT OF BENEFITS TO WHICH THEY WOULD HAVE BEEN ENTITLED UNDER THE PENSION PLAN BUT FOR LIMITS ON COMPENSATION AND BENEFIT LEVELS IMPOSED BY THE INTERNAL REVENUE CODE. FOR GRANDFATHERED PARTICIPANTS, THE AMOUNT OF COMPENSATION CONSIDERED COVERED COMPENSATION FOR THE PRIOR SUPPLEMENTAL PENSION PLAN IS THE SUM OF THE INDIVIDUAL'S SALARY AND HIS ANNUAL BONUS, UP TO 35% OF THE PRIOR YEAR'S SALARY. FOR ALL PARTICIPANTS IN THE SUPPLEMENTAL CASH BALANCE PLAN (EFFECTIVE OCTOBER 1, 1999), THE AMOUNT OF COMPENSATION IS THE SUM OF SALARY AND ANNUAL BONUS.

    THE FOLLOWING TABLE ILLUSTRATES THE APPROXIMATE ANNUAL PENSION THAT MAY BE PAYABLE TO AN EMPLOYEE IN THE HIGHER SALARY CLASSIFICATIONS UNDER THE CORPORATION'S PRIOR PENSION PLANS, FINAL AVERAGE PAY PLANS, AT AGE 62, AS A SINGLE LIFE ANNUITY. THE BENEFIT AMOUNTS SHOWN ARE NOT SUBJECT TO ANY DEDUCTIONS FOR SOCIAL SECURITY OR OTHER OFFSET AMOUNT. THE CREDITED YEARS OF SERVICE AS OF DECEMBER 31, 2000 FOR MR. LORD IS 15 YEARS, 9 MONTHS; MR. FITZPATRICK 2 YEARS,
4 MONTHS; MR. LINTZENICH 18 YEARS, 1 MONTH (INCLUDES SERVICE WITH USA GROUP); MR. CAREY, 15 YEARS, 3 MONTHS AND MR. LEVINE 19 YEARS, 10 MONTHS. THE ESTIMATED ANNUAL BENEFIT PAYABLE UPON RETIREMENT AT AGE 62 UNDER THE NEW CASH BALANCE PLANS FOR EACH OF THESE INDIVIDUALS IS: MR. LORD--$420,800;
MR. FITZPATRICK--$215,300; MR. LINTZENICH--$530,200; MR. CAREY--$573,900; AND
MR. LEVINE--$460,100.

EMPLOYMENT AGREEMENTS

    The Corporation has entered into employment agreements with Messrs. Fitzpatrick and Lintzenich. Their agreements provide for a base annual salary of $400,000 (since adjusted to $500,000) and $500,000, respectively and participation in the Management Incentive Plan. Mr. Fitzpatrick's agreement provides for a term commencing on October 1, 1998 and continuing through September 30, 2001; Mr. Lintzenich's agreement provides for a term commencing July 31, 2000 and continuing through July 31, 2003, in each case unless terminated earlier in accordance with certain specified events.

    Each agreement provides for certain payments if the Corporation terminates the executive's employment or if his employment is terminated by reason of death or disability or within 18 months after a "change in control" of the Corporation. For Mr. Fitzpatrick, the payment amount equals $2.0 million if his employment terminates before September 30, 2001, the final year of his agreement. For Mr. Lintzenich, the payment amount equals $5.0 million if employment terminates before August 1, 2001, $3.0 million if such termination occurs during the following year and $2.0 million if the termination date occurs during the final year of the agreement. These payments are subject to being grossed-up for any excise taxes payable by the executive and for taxes payable on the gross-up amounts.

    THE AGREEMENT WITH MR. LINTZENICH PROVIDES FOR GRANTS OF OPTIONS FOR 700,000 SHARES AND 200,000 SHARES OF STOCK WITH VESTING CRITERIA BASED ON PERFORMANCE GOALS TIED TO HIS BUSINESS RESPONSIBILITIES IN CONNECTION WITH THE ACQUISITION OF THE BUSINESS OPERATIONS OF USA GROUP. THE AGREEMENT WITH MR. FITZPATRICK PROVIDES FOR AN ANNUAL RETIREMENT SUPPLEMENT IN THE EVENT THAT HIS EMPLOYMENT IS TERMINATED BY REASON OF DEATH, DISABILITY, INVOLUNTARY TERMINATION OR FOLLOWING A CHANGE IN CONTROL OF THE CORPORATION DURING THE TERM OF THE AGREEMENT, SO THAT HIS RETIREMENT BENEFITS EQUAL THE GREATER OF WHAT IS PROVIDED FOR UNDER ALL OF THE CORPORATION'S RETIREMENT PLANS OR WHAT HE WOULD HAVE RECEIVED UNDER THE RETIREMENT PLANS OF HIS PRIOR EMPLOYER.

    EACH AGREEMENT CONTAINS AN AGREEMENT NOT TO COMPETE WITH THE CORPORATION OR ITS AFFILIATES FOR A PERIOD OF TWO YEARS FOLLOWING TERMINATION OF EMPLOYMENT FOR ANY REASON.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During 2000, the Corporation loaned up to $1,000,000 to Mr. Lord, at a variable interest rate equal to the current prime interest rate as reported in the Wall Street Journal, for the purpose of funding his ownership of Corporation common stock. The loan was paid in full in January 2001.

                     REPORT OF THE AUDIT/FINANCE COMMITTEE

    The Audit/Finance Committee has reviewed and discussed with management the Corporation's audited financial statements as of and for the year ended December 31, 2000.

    The Committee discussed with the independent auditors, Arthur Andersen, LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

    The Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as amended, and have discussed with the auditors the auditor's independence. The Committee considered whether the provisions of non-financial audit services was compatible with Arthur Andersen's independence in performing financial audit services.

    Following the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the financial statements referred to above be included in the Corporation's Annual Report on Form 10-K (or KSB) for the year ended December 31, 2000.

AUDIT/FINANCE COMMITTEE

William M. Diefenderfer, III, Chairman
A. Alexander Porter, Jr., Vice Chairman
Charles L. Daley
Ann Torre Grant
Benjamin J. Lambert, III
Barry L. Williams

                            STOCK PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the Corporation's cumulative total shareholder return on the common stock to that of Standard & Poor's 500 Stock Index and Standard & Poor's Financial-Miscellaneous Index. The graph assumes a base investment of $100 at December 31, 1995 and reinvestment of dividends through December 31, 2000.

                               USA EDUCATION INC.
                       FIVE YEAR CUMULATIVE TOTAL RETURN

[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

                                                        BASE
COMPANY/INDEX                                           YEAR     12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
-------------                                         --------   --------   --------   --------   --------   --------
USA EDUCATION, INC..................................   100.0      144.0      218.3      267.2      238.5      389.7
S&P FINANCIAL -- MISC(1)(2).........................   100.0      130.3      198.8      260.0      332.1      407.7
S&P 500 INDEX(2)....................................   100.0      122.9      163.9      210.6      254.8      231.6

------------------------

(1) Companies included in Standard & Poor's Financial- Miscellaneous Index are:
    AFLAC INC, AMBAC FINANCIAL, AMERICAN EXPRESS, AMERICAN GENERAL FINANCE, CIT GROUP INC., CITIGROUP INC, FEDERAL NATIONAL MORTGAGE ASSOCIATION, FEDERAL HOME LOAN MORTGAGE CORPORATION, FRANKLIN RESOURCES INC., MBIA INC., MBNA CORPORATION, METLIFE INC., MOODY'S CORPORATION, MORGAN STANLEY DEAN WITTER, STILWELL FINANCIAL, T. ROWE PRICE, AND USA EDUCATION, INC.

(2) SOURCE: Bloomberg Comparative Return Table

                                 OTHER MATTERS

    As of the date of this proxy statement, there are no matters that the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, the Corporation has not been notified of any other business that is proposed to be presented at the Annual Meeting. If other matters now unknown to the Board come before the Annual Meeting, the accompanying proxy card confers discretionary authority on the persons named on the proxy card to vote such proxies on any such matters in accordance with their best judgment.

SOLICITATION COSTS

    All expenses in connection with the solicitation of the enclosed proxy will be paid by the Corporation. The Corporation has hired Georgeson Communication Services, Inc. to solicit proxies for a fee of $7,000 plus reimbursement for out-of-pocket expenses. In addition to solicitation by mail, officers, directors, regular employees or other agents of the Corporation may solicit proxies by telephone, telefax, personal calls, or other electronic means. The Corporation will request banks, brokers, custodians and other nominees in whose names shares are registered to furnish to beneficial owners of the Corporation's common stock material related to the Annual Meeting, including the annual report, this proxy statement and the proxy card to the beneficial owners of such shares and, upon request, the Corporation will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    A shareholder who intends to introduce a proposal for consideration at the Corporation's year 2002 Annual Meeting may seek to have that proposal and a statement in support of the proposal included in the Corporation's proxy statement if the proposal relates to a subject that is permitted under U.S. Securities and Exchange Commission ("SEC") Rule 14a-8. To qualify for this, the shareholder must submit the proposal and supporting statement to the Corporation not later than December 7, 2001 and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included in the Corporation's proxy statement.

    A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in the Corporation's proxy statement pursuant to Rule 14a-8. The Corporation's Bylaws provide that any such proposals or nominations for the Corporation's 2002 Annual Meeting must be received by the Corporation after February 9, 2002 and on or before April 10, 2002. If, however, the Corporation's 2001 Annual Meeting is called for a date occurring on or before April 10, 2002 or after June 9, 2002, such proposals or nominations must be received by the Corporation not later than the close of business on the 10th day following the day on which notice of the 2002 Annual Meeting is given in order to be considered at the Corporation's 2002 Annual Meeting. Any such notice must satisfy the other requirements with respect to such proposals and nominations contained in the Corporation's Bylaws. If a shareholder fails to meet these deadlines or fails to comply with the requirements of SEC
Rule 14a-4, the Corporation may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16 of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors to file reports on their holdings of and transactions in the Corporation's common stock. To the Corporation's knowledge, during 2000 all of the Corporation's executive officers and directors timely filed all required reports under Section 16.

                                   EXHIBIT A

                              USA EDUCATION, INC.
                            AUDIT/FINANCE COMMITTEE
                           OF THE BOARD OF DIRECTORS
                   CHARTER OF RESPONSIBILITIES AND FUNCTIONS

    As authorized in the By-Laws and implemented by Resolution of the Board of Directors, an Audit/ Finance Committee has been established for the purpose of assisting the Board in fulfilling its responsibilities and providing oversight relating to (1) the assessment and management of certain business risks, including financial, operational, litigation and regulatory risks; (2) the adequacy of internal controls and the integrity of reporting and information systems; (3) the establishment of an effective independent audit function; and
(4) capital management and funding strategy.

AUTHORITY OF THE COMMITTEE:

    The Audit/Finance Committee has unrestricted access to all information relating to the Corporation and its subsidiaries, including documents and personnel. Adequate resources will be available for the Committee to fulfill its oversight responsibilities.

THE FUNCTIONS OF THE COMMITTEE

    A. AUDIT REVIEW AND FINANCIAL REPORTING FUNCTIONS

    - Subject to any action that may be taken by the full Board, to select, evaluate and where appropriate, replace the independent auditor. The independent auditor is ultimately accountable to the Board of Directors and the Audit Committee.

    - To obtain a written representation regarding the independent auditor's role, its relationships with the Corporation and that in its professional judgement, it is independent of the Corporation and its related entities. To review the nature and extent of non-audit related services provided to the Corporation and its affiliates by the independent auditors and, in consultation with management, to review and approve all fees charged for independent auditing services.

    - To review with management and the independent auditors the Corporation's audited financial statements and significant accounting, tax and reporting issues underlying those statements, including the quality of the accounting principles applied and judgements made affecting the Corporation's financial statements. The Committee or its Chairman will discuss with management and the independent auditor any significant accounting issues regarding the Corporation's quarterly financial results prior to the release of such results to the public. The Committee will discuss with management and the independent auditors the financial statements to be included in the Corporation's Annual Report to Shareholders and on Form 10-K.

    - To review with the independent auditors, (i) the scope and results of their examination of the Corporation's financial statements and (ii) the scope of the annual operational audit plan and to receive, on a periodic basis, summary audit reports from completed audits, progress reports on the annual audit plan and a status report detailing actions taken, or to be taken, by management to address outstanding issues or findings.

    - To review with management and the independent auditors, the adequacy and effectiveness of the Corporation's internal business, financial and information system controls, and recommendations for establishing new or enhanced controls and procedures.

    B. REVIEW OF CAPITAL AND RISK MANAGEMENT ACTIVITIES

    - To review the risk posture of the Corporation, including without limitation credit, interest rate, currency and significant operational risks, and review with management the steps taken to manage such risks.

    - To review with management the credit quality of asset acquisitions, including policies and procedures regarding credit approval and ordinary investment activity.

    - To review with management the methodology and adequacy of reserves for losses and contingencies.

    - To review with management, the Corporation's capital adequacy, credit standing, borrowing needs and proposed debt and equity programs.

    - To review with management the adequacy and appropriateness of insurance coverage.

    - To review with management and the independent auditors the implementation by the Corporation of appropriate legal and regulatory compliance measures, including compliance with the Corporation's Code of Business Conduct and tax compliance.

    - To review with management, significant pending or potential litigation against the Corporation and its subsidiaries.

    - To review proposed significant activities and investments outside the ordinary course of the Corporation's business.

    - To advise and consult with management on the financial impact of the Corporation's pricing and market strategies, including the periodic review of the annual plan, financial results, asset quality, and financing activity of the Corporation or its affiliates.

    - To oversee the Corporation's capital management policies, equity investments, proposed issuance of new equity by the Corporation and its affiliates, and plans to return excess capital to shareholders through dividends and share repurchase activity.

    - To declare and authorize payment of dividends on the Corporation's common stock.

FREQUENCY AND FORMAT OF MEETINGS:

    The Committee generally will meet at least two times a year. Meetings will normally be attended by the independent auditors responsible for the Corporation's audit function. Other directors may attend the meetings. At all meetings of the Committee, sufficient opportunity will be made available for the independent auditors to meet with the Committee without members of management present.

MEMBERSHIP:

    The Board of Directors of the Corporation will designate at least four directors to serve on the Audit/Finance Committee. The Committee membership will meet the requirements of the audit committee policy of the New York Stock Exchange (NYSE). A Chairman of the Committee will also be appointed by the Board.

CHARTER REVIEW:

    This charter will be reviewed by the Audit/Finance Committee and the Nominations and Governance Committee and updated as appropriate by the full Board on an annual basis.

                                                            Revised May 18, 2000


USA EDUCATION, INC. ANNUAL MEETING TO BE HELD ON 05/10/01 AT 10:00 A.M. CDT             USA EDUCATION, INC.
FOR HOLDERS AS OF 03/12/01           *  ISSUER CONFIRMATION COPY - INFO ONLY *          05/10/01 AT 10:00 A.M. CDT
      9          1-0001                                                                         2 ITEM(S)                SHARE(S)
                            THIS FORM IS PROVIDED FOR INFORMATIONAL
                            PURPOSES ONLY. PLEASE DO NOT USE IT FOR
                            VOTING PURPOSES.
      90390U102
                                                                                      1    / / FOR ALL NOMINEES
DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES      0010100
1 - 01-CHARLES L. DALEY, 02-W.M. DIEFENDERFER III,                                         / / WITHHOLD ALL NOMINEES
    03-THOMAS J. FITZPATRICK, 04-EDWARD A. FOX,
    05-DIANE SUITT GILLELAND, 06-EARL A. GOODE, 07-ANN TORRE GRANT,                            WITHHOLD AUTHORITY TO VOTE FOR
    08-RONALD F. HUNT, 09-BENJAMIN J. LAMBERT III,                                         / / ANY INDIVIDUAL NOMINEE. WRITE
    10-JAMES C. LINTZENICH, 11-ALBERT L. LORD, 12-BARRY A. MUNITZ,                             NUMBER(S) OF NOMINEE(S) BELOW.
    13-A. ALEXANDER PORTER, JR, 14-WOLFGANG SCHOELLKOPF,
    15-STEVEN L. SHAPIRO, 16-BARRY L. WILLIAMS                                                      -----------------------------

2   - AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE     ------->>>   FOR  --->>>  2    FOR   AGAINST   ABSTAIN
      THE NUMBER OF SHARES OF COMMON STOCK THE CORPORATION              0040101            / /     / /       / /
      IS AUTHORIZED TO ISSUE

3   - RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE -------->>>   FOR  --->>>  3    FOR   AGAINST   ABSTAIN
      CORPORATION'S INDEPENDENT AUDITORS FOR THE CURRENT YEAR           0010200            / /     / /       / /


      *NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE
      THE MEETING OR ANY ADJOURNMENT THEREOF














        PLACE "X" HERE IF YOU PLAN TO ATTEND
        AND VOTE YOUR SHARES AT THE MEETING    / /


          51 MERCEDES WAY
          EDGEWOOD NY 11717


        USA EDUCATION, INC.
        11600 SALLIE MAE DRIVE
        RESTON, VA 20193
        ATTN: MARY STEWART

        ENTER YOUR VOTING INSTRUCTIONS AT 1-800-454-8683

        OR WWW.PROXYVOTE.COM UP UNTIL 11:59PM EASTERN TIME

        THE DAY BEFORE THE CUT-OFF OR MEETING DATE.

VIF11S

Proxy Services
P.O. Box 9072
Farmingdale NY 11735-9579

                                P.O. Box 9072

PLEASE ENSURE YOU FOLD THEN DETACH AND RETAIN THIS PORTION OF THE VOTING INSTRUCTION FORM

                                   WRONG WAY

                              VOTING INSTRUCTIONS
                              -------------------

TO OUR CLIENTS:

WE HAVE BEEN REQUESTED TO FORWARD TO YOU THE ENCLOSED PROXY MATERIAL RELATIVE TO SECURITIES HELD BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. SUCH SECURITIES CAN BE VOTED ONLY BY US AS THE HOLDER OF RECORD. WE SHALL BE PLEASED TO VOTE YOUR SECURITIES IN ACCORDANCE WITH YOUR WISHES. IF YOU WILL EXECUTE THE FORM AND RETURN IT TO US PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IT IS UNDERSTOOD THAT, IF YOU SIGN WITHOUT OTHERWISE MARKING THE FORM, THE SECURITIES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE MEETING.

FOR THIS MEETING, THE EXTENT OF OUR AUTHORITY TO VOTE YOUR SECURITIES IN THE ABSENCE OF YOUR INSTRUCTIONS CAN BE DETERMINED BY REFERRING TO THE APPLICABLE VOTING INSTRUCTION NUMBER INDICATED ON THE FACE OF YOUR FORM.

VOTING INSTRUCTION NUMBER 1 -
WE URGE YOU TO SEND IN YOUR INSTRUCTION SO THAT WE MAY VOTE YOUR SECURITIES IN ACCORDANCE WITH YOUR WISHES. HOWEVER, THE RULES OF THE NEW YORK STOCK EXCHANGE PROVIDE THAT IF INSTRUCTIONS ARE NOT RECEIVED FROM YOU PRIOR TO THE ISSUANCE OF THE FIRST VOTE, THE PROXY MAY BE GIVEN AT DISCRETION BY THE HOLDER OF RECORD OF THE SECURITIES (ON THE TENTH DAY, IF THE PROXY MATERIAL WAS MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE: ON THE FIFTEENTH DAY IF PROXY MATERIAL WAS MAILED 25 DAYS OR MORE PRIOR TO THE MEETING DATE). IF YOU ARE UNABLE TO COMMUNICATE WITH US BY SUCH DATE, WE WILL NEVERTHELESS FOLLOW YOUR INSTRUCTIONS, EVEN IF OUR DISCRETIONARY VOTE HAS ALREADY BEEN GIVEN, PROVIDED YOUR INSTRUCTIONS ARE RECEIVED PRIOR TO THE MEETING DATE.

VOTING INSTRUCTION NUMBER 2 -
WE WISH TO CALL YOUR ATTENTION TO THE FACT THAT, UNDER THE RULES OF THE NEW YORK STOCK EXCHANGE, WE CANNOT VOTE YOUR SECURITIES ON ONE OR MORE OF THE MATTERS TO BE ACTED UPON AT THE MEETING WITHOUT YOUR SPECIFIC VOTING INSTRUCTIONS.

IF WE DO NOT HEAR FROM YOU PRIOR TO THE ISSUANCE OF THE FIRST VOTE, WE MAY VOTE YOUR SECURITIES IN OUR DISCRETION TO THE EXTENT PERMITTED BY THE RULES OF THE EXCHANGE (ON THE TENTH DAY, IF THE PROXY MATERIAL WAS MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE: ON THE FIFTEENTH DAY IF THE PROXY MATERIAL WAS MAILED 25 DAYS OR MORE PRIOR TO THE MEETING DATE). IF YOU ARE UNABLE TO COMMUNICATE WITH US BY SUCH DATE, WE WILL NEVERTHELESS FOLLOW YOUR VOTING INSTRUCTIONS, EVEN IF OUR DISCRETIONARY VOTE HAS ALREADY BEEN GIVEN, PROVIDED YOUR INSTRUCTIONS ARE RECEIVED PRIOR TO THE MEETING DATE.

VOTING INSTRUCTION NUMBER 3 -
IN ORDER FOR YOUR SECURITIES TO BE REPRESENTED AT THE MEETING, IT WILL BE NECESSARY FOR US TO HAVE YOUR SPECIFIC VOTING INSTRUCTIONS. PLEASE DATE, SIGN AND RETURN YOUR VOTING INSTRUCTIONS TO US PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

VOTING INSTRUCTION NUMBER 4 REMINDER -
WE HAVE PREVIOUSLY SENT YOU PROXY SOLICITING MATERIAL PERTAINING TO THE MEETING OF SHAREHOLDERS OF THE COMPANY INDICATED.

ACCORDING TO OUR LATEST RECORDS, WE HAVE NOT AS YET RECEIVED YOUR VOTING INSTRUCTION ON THE MATTERS TO BE CONSIDERED AT THIS MEETING AND THE COMPANY HAS REQUESTED US TO COMMUNICATE WITH YOU IN AN ENDEAVOR TO HAVE YOUR SECURITIES VOTED.

THE VOTING INSTRUCTIONS REQUEST PERTAINS TO SECURITIES CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. SUCH SECURITIES CAN BE VOTED ONLY BY US AS THE HOLDER OF RECORD OF THE SECURITIES.
PLEASE DATE, SIGN AND RETURN YOUR VOTING INSTRUCTIONS TO US PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

SHOULD YOU WISH TO ATTEND THE MEETING AND VOTE IN PERSON, PLEASE CHECK THE BOX ON THE FRONT OF THE FORM FOR THIS PURPOSE. A LEGAL PROXY COVERING YOUR SECURITIES WILL BE ISSUED TO YOU.

1. Elect all nominees listed to the Board of Directors


             FOR           EXCEPTIONS           WITHHOLD
             all                               AUTHORITY
           nominees                             to vote
         listed below                           for all
                                                nominees
                                              listed below
             / /              / /                  / /


USA EDUCATION, INC.

Proxy solicited by the Board of Directors for Annual Meeting -- May 10, 2001 Each of the undersigned, revoking all other proxies heretofore given, hereby constitutes and appoints Albert L. Lord, A. Alexander Porter, Jr. and Marianne
M. Keler, and each of them individ-ually, with full power of substitution, as proxy or proxies to represent and vote all shares of Common Stock, par value $.20 per share (the "Common Stock"), of USA Education, Inc. (the "Company") owned by the undersigned at the Annual Meeting and any adjournments or postponements thereof. The shares represented hereby will be voted in accordance with the directions given in this proxy. If not otherwise directed herein, shares represented by this proxy will be voted FOR Item 1 (Election of Directors), FOR Item 2 (Amendment of Certificate of Incorporation) and FOR Item 3 (Ratification of Appointment of Independent Auditors). If any other matters are properly brought before the Annual Meeting, proxies will be voted on such matters as the proxies named herein, in their sole discretion, may determine.

USA EDUCATION, INC.
P.O. BOX 11059
NEW YORK, N.Y. 10203-0059


Detach Proxy Card Here
Please Detach Here
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope

(Please sign, date and return this proxy card in the enclosed envelope.)

Votes MUST be indicated (x) in black or blue ink. / /

Please sign exactly as name is printed to the left. Joint owners, co-execu-tors or co-trustees should both sign. Persons signing as attorney, executor, administrator, trustee or guardian should give their full title as such.
Dated:                                             , 2001
      ---------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------
SIGNATURE(S)
Address Change and/or
Comments Mark Here / /


2. Amend the Certificate of Incorporation to increase the number of shares of common stock the corporation is authorized to issue.

             FOR            AGAINST              ABSTAIN
             / /              / /                  / /

3. Ratify the appointment of Arthur Anderson LLP as the Corporation's independent auditors for the current year.

             FOR            AGAINST              ABSTAIN
             / /              / /                  / /



The Board of Directors recommends a vote FOR Items 1 - 3 to be voted upon at the Annual Meeting.

Nominees: Charles L. Daley, William M. Diefenderfer III, Thomas J. Fitzpatrick, Edward A. Fox, Diane Suitt Gilleland, Earl A. Goode, Ann Torre Grant, Ronald F. Hunt, Benjamin J. Lambert, III, James C. Lintzenich, Albert L. Lord, Barry A. Munitz, A. Alexander Porter, Jr., Wolfgang Schoellkopf, Steven L. Shapiro, Barry L. Williams

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

* For All Except:
                  --------------------------------------------------------------

LABEL BELOW FOR MIS USE ONLY!
FIRSCO
USA EDUCATION, INC.
ORIGINAL 1-UP 2/15/01 MH
SCOTT (485590F)
REVIEW #1 2/27/01 MH
REVIEW #2 3/1/01 MH
REVIEW #3 3/01/01 MH
REVISION #1 3/2/01 MH
REVISION #2 3/2/01 MH
REVISION #3 3/9/01 MH
REVISION #4 3/12/01 MH

MIS EDITS: # OF CHANGES___/___PRF 1 ____PRF 2____

OK TO PRINT AS IS *____* By signing this form you are authorizing MIS to print this form in its current state.

--------------------------------------------------------------------------------
SIGNATURE OF PERSON AUTHORIZING PRINTING                            DATE

           Please fold and detach card at perforation before mailing


                   PLEASE VOTE BY FILLING IN THE BOXES BELOW.

1. Elect all nominees listed to the Board of Directors, except as noted (write the names of the nominee, if any, for whom you withhold authority to vote). Nominees: (01) Charles L. Daley, (02) William M. Diefenderfer III, (03) Thomas J. Fitzpatrick, (04) Edward A. Fox, (05) Diane Suitt Gilleland, (06) Earl A. Goode, (07) Ann Torre Grant, (08) Ronald F. Hunt, (09) Benjamin J. Lambert, III, (10) James C. Lintzenich, (11) Albert L. Lord, (12) Barry A. Munitz, (13) A. Alexander Porter, Jr., (14) Wolfgang Schoellkopf, (15) Steven L. Shapiro, (16) Barry L. Williams

FOR ALL EXCEPT:
               -----------------------------------------------------------------

             FOR            WITHHOLD               FOR
             all           authority               ALL
           nominees         for all               EXCEPT
                            nominees             and mark
                                              on line at left
             / /              / /                  / /

2. Amend the Certificate of Incorporation to increase the number of shares of common stock the corporation is authorized to issue.


             FOR            AGAINST              ABSTAIN
             / /              / /                  / /


3. Ratify the appointment of Arthur Andersen LLP as the Corporation's independent auditors for the current year.

             FOR            AGAINST              ABSTAIN
             / /              / /                  / /

FIDELITY INSTITUTIONAL RETIREMENT SERVICES CO.                      FIRST CLASS
P.O. BOX 9107                                                       U.S. POSTAGE
HINGHAM, MA 02043-9107                                                  PAID
                                                                       PROXY
                                                                     TABULATOR







                              VOTE TODAY BY MAIL,
                        TOUCH-TONE PHONE OR THE INTERNET
                         CALL TOLL-FREE 1-800-597-7657
                         OR LOG ON TO WWW.401KPROXY.COM





           Please fold and detach card at perforation before mailing


                               USA EDUCATION, INC
        INSTRUCTION CARD SOLICITED BY FIDELITY MANAGEMENT TRUST COMPANY
                         ANNUAL MEETING - MAY 10, 2001

Each of the undersigned, revoking all other instructions heretofore given, hereby directs Fidelity Management Trust Company ("Fidelity") to constitute and appoint Albert L. Lord, A. Alexander Porter, Jr. and Marianne M. Keler, and each of them individually, with full power of substitution, as proxy or proxies to represent and vote all shares of Common Stock, par value $.20 per share (the "Common Stock"), of USA Education, Inc. (the "Company") credited to the account of the undersigned at the Annual Meeting and any adjournments or postponements thereof.

The shares represented hereby will be voted in accordance with the directions given on this card. If no direction is made, if the card is not signed, or if the card is not received by May 7, 2001, the shares credited to your account will be voted in proportion to directions received by Fidelity. Your directions will be treated confidentially by Fidelity.

                                       PLEASE MARK, SIGN, DATE AND MAIL PROMPTLY
                                               IN THE ENCLOSED ENVELOPE.

                               Date:
                                    ---------------


                               NOTE: Please sign exactly as name appears hereon. Please manually date this card.

                               -------------------------------------------------



                               -------------------------------------------------
                                                    Signature